UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 11, 2010

U.S. Canadian Minerals, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-25523	33-08843633
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

280 Alexandria Court
McCarran, Nevada 89343
(Address of Principal Executive Officers) (Zip Code)

Registrant's telephone number, including area code: 775-343-1000

________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1.02     Termination of a Material Definitive Agreement

The Registrant and Costena Resources, Inc. (“Costena”) have rescinded the Asset Purchase Agreement (the “Agreement”) entered into on October 21, 2009. The Registrant and Costena executed a Rescission Agreement and Costena delivered a Quit Claim Deed to the Registrant on January 11, 2010. The Registrant has returned to Costena the $2,500,000 convertible promissory note which Costena had delivered to the Registrant in consideration for all of the Registrant’s rights and interest in those mineral rights comprised of thirteen (13) contiguous mining leases covering approximately two hundred and sixty (260) acres in Mohave County, Arizona approximately eleven (11) miles north of the City of Kingman and commercially known as the C.O.D. Claim Block and White Eagle Claim Block (the “Rights”). The Rights have been restored to the Registrant.

The rescission was based on the mutual concern of the Registrant and Costena with respect to the implications of the recent disciplinary de-registration of The Blackwing Group, LLC, the Registrant’s independent registered public account firm for the 2006, 2007 and 2008 fiscal periods. The fact that Costena had not incurred any exploration and/or development expenses on the Rights up to the date of rescission facilitated the decision by the directors of both the Registrant and Costena to rescind the Agreement.

9.01     Financial Statements and Exhibits

a)	Not applicable.
b)	Not applicable
c)	Not applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:      January 15, 2010

By: /s/ Thomas E. Barton Chown
General Counsel / President